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PAGE 1


















INDEPENDENT AUDITORS' CONSENT
________________________________________________________

The Board of directors and shareholders
IDS Extra Income Fund, Inc.:

The audits referred to in our report dated October 6, 1995 included the related supplementary financial statement data in Schedule III on pages 2 and 3 of Part C of this Registration Statement. The supplementary financial statement data is the responsibility of Fund Management. Our responsibility is to express an opinion on this supplementary financial statement data based on our audit. In our opinion, such supplementary financial statement data, when considered with the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                         KPMG Peat Marwick LLP



Minneapolis, Minnesota
October 25, 1995
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PAGE 2
                            SCHEDULE III


IDS EXTRA INCOME FUND, INC.
INVESTMENTS IN AFFILIATES
(AS DEFINED IN SECTION 2 (a) OF THE INVESTMENT COMPANY ACT OF 1940)
YEAR ENDED AUGUST 31, 1995


COLUMN A                      COLUMN B                  COLUMN C                  COLUMN D            COLUMN E
_____________________________________________________________________________________________________________________

                                                        Amount of equity in
Name of issuer and            Number of shares held     net profit and loss       Amount of           Value at
title of issuer               at close of year          for the year              dividend income     Aug. 31, 1995
_____________________________________________________________________________________________________________________
Common stocks:

Leaseway
Transportation                --                        $2,400,246.72             (a)                 $         -0-
Envirodyne                    727,116                   NA                        (a)                 $ 3,181,132.50
Kash n'Karry                  828,135                   NA                        (a)                 $21,738,543.75


Note:
(a)  Non-income producing.

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PAGE 3
                     SCHEDULE III (CONT'D)

IDS EXTRA INCOME FUND, INC.
CHANGES IN INVESTMENTS IN AFFILIATES
FOR THE FISCAL YEAR ENDED AUGUST 31, 1995

                                          Gross            Gross
                         Shares held      purchases        sales           Shares held      Market value     Amount of
Name of issuer           at beginning     and              and             at close         at               dividend
and title of issuer      of year          additions        reductions      of year          Aug. 31, 1995    income
__________________________________________________________________________________________________________________________
Common stock:
Leaseway
Transportation             721,428               --        721,428                --        $      -0-            (a)
                         _________        _________        _______         _________        __________       _______

                           721,428               --        721,428                --        $      -0-            --
                         =========        =========        =======         =========        ==========       =======

Note:
(a)  Non-income producing.